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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion on Nabors Industries, Inc. Form 8-K of our report dated February 16, 1999, except for Note B which the date is March 17, 1999 relating to the financial statements of Bayard Drilling Technologies for the year ended December 31, 1998.

PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
June 18, 1999